UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	September 28, 2023

RENEWABLE INNOVATIONS, INC.

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-55875 (Commission File Number)	82-3254264 (I.R.S. Employer Identification No.)

588 West 400 South, Suite 110 Lindon, UT 84042

(Address of principal executive offices) (zip code)

(801) 406-6740

(Registrant’s telephone number, including area code)

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On April 28, 2023, we entered into a Line of Credit Promissory Note with Robert L. Mount, our Chief Executive Officer, President, and a member of our Board of Directors. Pursuant to the Note, upon mutual agreement between the parties, Mount may advance funds to us, up the maximum amount of $350,000. The Note bears interest at the rate of ten percent (10%) per annum, and can be prepaid at any time by us. Any outstanding principal and interest must be repaid 24 months after the execution date. The proceeds from the loan will be used for general working capital purposes.

On August 30, 2023, we entered into a First Amendment to the Line of Credit Promissory Note, increasing the maximum amount to $500,000.

On September 28, 2023, we entered into a Second Amendment to the Line of Credit Promissory Note, increasing the maximum amount to $750,000.

Section 9 – Financial Statements and Exhibits.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Name and/or Identification of Exhibit

10.1 (1)	Line of Credit Promissory Note

10.2 (2)	First Amendment to Line of Credit Promissory Note

10.3	Second Amendment to Line of Credit Promissory Note

(1) Incorporated by reference from our Current Report on Form 8-K filed with the Commission on May 4, 2023.

(2) Incorporated by reference from our Current Report on Form 8-K filed with the Commission on September 6, 2023.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Renewable Innovations, Inc.

Dated: September 29, 2023		/s/ Robert L. Mount
	By:	Robert L. Mount
	Its:	Chief Executive Officer

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